PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

PROXY VOTING OPTIONS

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

1. MAIL your signed and voted proxy back in the postage paid envelope provided
2. ONLINE at proxyonline.com using your proxy control number found below
3. By PHONE when you dial (XXX) XXX-XXXX toll-free to reach an automated touchtone voting line
4. By PHONE with a live operator when you call toll-free (XXX) XXX-XXXX Monday through Friday 9 a.m. to 10 p.m. Eastern time

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CONTROL NUMBER

“Fund Name Here”
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 19, 2018

The undersigned hereby appoints Luis Berruga, Lisa Whitaker and Chang Kim, and each of them, as proxies of the undersigned, each with the power to appoint his substitute, for the Special Meeting of Shareholders of the Fund listed above, each a series of Horizons ETF Trust I (“the Trust”), to be held on December 19, 2018, at 10:00 a.m. Eastern Time, at the offices of the Trust at 600 Lexington Avenue, 20th Floor New York, New York 10022 (the “Special Meeting”), and for any adjournment or postponement thereof, to vote, as designated on the reverse side, all shares of the Funds held by the undersigned at the close of business on [Record Date], 2018.

The undersigned hereby revokes any prior proxy to vote at such Special Meeting, and hereby ratifies and confirms all that said attorneys and proxies, or any of them, may lawfully do by virtue thereof.

Do you have questions? If you have any questions about how to vote your proxy or about the Special Meeting in general, please call toll-free (XXX) XXX-XXXX. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for this Special Meeting of Shareholders to Be Held on [December 19, 2018]. The proxy statement for this meeting is available at:

https://proxyonline.com/docs/XXXXXXXXX.pdf

PROXY CARD
“Fund Name”

_______________________________________________________________
SIGNATURE (AND TITLE IF APPLICABLE)             DATE

_______________________________________________________________
SIGNATURE (IF HELD JOINTLY)             DATE

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt with this Proxy Statement of the Board of Trustees. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

This proxy is solicited on behalf of the Trust’s Board of Trustees, and the proposals below have been proposed by the Board of Trustees.

The proxy will be voted as specified below. If the proxy is executed, but with respect a proposal where no specification is made, this proxy will be voted in favor of the proposals and in the discretion of the above named proxies as to any other matter that may have properly come before the Special Meeting or any adjournment or postponement thereof. Please indicate by filling the appropriate circle below:

THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS.
TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

	FOR	AGAINST	ABSTAIN
1.
To approve the Agreement and Plan of Reorganization and Termination adopted by the Board of Trustees of Horizons ETF Trust I (the “Horizons ETF Board”) (the “Plan”), to reorganize the Horizons DAX Germany ETF, a series of Horizons ETF Trust I, into the Global X DAX Germany ETF, a newly created series of Global X Funds.

2.	To approve the Plan to reorganize the Horizons NASDAQ 100® Covered Call ETF, a series of Horizons ETF Trust I, into the Global X NASDAQ 100® Covered Call ETF, a newly created series of Global X Funds.

3.	To approve the Plan to reorganize the Horizons S&P 500® Covered Call ETF, a series of Horizons ETF Trust I, into the Global X S&P 500® Covered Call ETF, a newly created series of Global X Funds.

Your vote is important. If you are unable to attend the Special Meeting in person, we urge you to complete, sign, date and return this proxy card using the enclosed postage prepaid envelope. Your prompt return of the proxy will help assure a quorum at the Special Meeting and avoid additional expenses associated with further solicitation. Sending in your proxy will not prevent you from personally voting your shares at the Special Meeting. You may revoke your proxy card, by writing the Secretary of the Fund or by attending the meeting and voting in person.

THANK YOU FOR VOTING